Exhibit 10.1

                                          July 10, 2000


Mr. Earl R. Lewis
58 Ford Road
Sudbury, MA 01776

Dear Earl:

      This letter confirms our arrangement regarding your resignation as an officer and director of Thermo Electron Corporation and any of its subsidiaries and affiliates (collectively, the "Company"), other than your directorships in Spectra-Physics Lasers, Inc. ("SPLI") and FLIR Systems, Inc. ("FLIR") and your position as President of Spectra-Physics Holdings USA, Inc.

      The  following  is our  agreement  related  to your  resignation  from the
Company:

      1. Termination of Employment: Your employment with the Company will terminate effective as of October 31, 2000 (the "Employment Termination Date"). You will be paid your regular salary through the Employment Termination Date. In your role as an employee, your title will be Special Assistant to the Chairman and you will assist the Company in the transition of management responsibilities from you to your successor and in representing the Company in certain of its investments.

      2. 2000 Bonus: You will be entitled to receive a $400,000 bonus for your performance in 2000, which bonus shall be payable on October 31, 2000.

      3.  Severance  Payments:  You  will be  entitled  to  receive  a lump  sum severance payment of $1,365,000 payable within 10 days after you countersign this letter, representing the sum of two times (i) your current annual base salary, (ii) your annual executive automobile and supplemental medical reimbursement amounts and (iii) your 1999 bonus.

      4. Accrued Vacation: You will be paid for any accrued but unused vacation time which you had earned through the Employment Termination Date. You will not continue to earn vacation or other paid time off after the Employment Termination Date.

      5. Full Payment: You agree that all payments provided to you under paragraphs 1, 2 and 4 of this Agreement are in complete satisfaction of any and all compensation due to you from the Company through the Employment Termination Date. You agree to reimburse the Company for all personal expenses due and owing to the Company as of the Employment Termination Date.

Mr. Earl R. Lewis
July 10, 2000
Page 2

      6. Employee Benefit Programs: Your participation in all employee benefit programs of the Company will cease effective as of the Employment Termination Date in accordance with the terms of those programs. You will have the option to elect to continue your health care coverage under COBRA beginning on the day after the Employment Termination Date for a period of up to 18 months, in which case the Company will pay the full monthly premium cost of your coverage under the applicable health care plan. Detailed information will be provided to you under separate cover. You will also have the option, at your sole expense, of converting your basic (not supplemental) life insurance coverage to an individual plan through Prudential. If interested, please let us know by September 1, 2000 and conversion information will be furnished to you. A conversion option is not available for long term disability coverage.

      7. Money Match Plus Plan: Your active participation in the Money Match Plus Plan shall end on the Employment Termination Date. Information will be provided to you regarding various election options available to you regarding your account.

      8. Stock Options: No further vesting of your stock options in the Company (other than SPLI and FLIR) and no further lapsing of the Company's repurchase rights will occur after the Employment Termination Date. If you do not exercise your vested options by the date that is 90 days after the Employment Termination Date (in the case of options identified with an asterisk next to the grant ID number on the attached schedule) or the second anniversary of the Employment Termination Date (in the case of all other options identified on the attached schedule), your options will expire and be canceled, and you will have no further rights with respect to your options. Your stock options in SPLI and FLIR will continue to vest in accordance with their terms as long as you remain a director of these two companies. Thermo Electron Corporation consents to your continuing to serve as a director of these companies; however, after the Employment Termination Date such service will no longer be at the request of Thermo Electron Corporation or its subsidiaries or affiliates (other than SPLI or
      FLIR) for purposes of indemnification of you by Thermo Electron Corporation or its subsidiaries or affiliates (other than SPLI or FLIR) for your service as a director. Coverage of you under the Thermo Electron Corporation director and officer insurance policies also will cease with respect to actions or inactions by you after the Employment Termination Date as a director of SPLI or FLIR.

      9. Taxes: All payments by the Company under this Agreement will be reduced by all taxes and other amounts that the Company is required to withhold under applicable law and all other deductions authorized by you.

Mr. Earl R. Lewis
July 10, 2000
Page 3

      10. Company Property: You will return to the Company any and all documents, materials and information related to the Company, or its subsidiaries, affiliates or businesses, and all other property of the Company, including, without limitation, equipment, files and personal computers in your possession or control, on or before the Employment Termination Date. Further, you agree that on and after the date hereof you will not for any purpose attempt to access or use any Company computer or computer network or system, including without limitation its electronic mail system.

      11. Loan: You have an outstanding loan from Thermo Optek Corporation under its Stock Holding Assistance Plan with a current principal outstanding balance of $155,223. This remaining loan balance will be deducted from the severance payment set forth in paragraph 3 above.

      12. Restricted Stock: Your 5,280 restricted shares of the Company's common stock shall vest as of the Employment Termination Date.

      13. Outplacement: The Company shall provide outplacement services through one or more outside firms of your choosing up to an aggregate of $20,000, with such services to extend until the earlier of (i) 12 months following the Employment Termination Date or (ii) the date you secure employment elsewhere. You may direct that this amount also be applied to legal fees.

      14. Release: In exchange for the consideration described in paragraphs 3, 11 and 12 hereof, you hereby irrevocably and unconditionally waive, release, acquit and forever discharge the Company and each of its respective current, former or future officers, directors, employees, agents, representatives, shareholders and legal predecessors and successors from any and all claims, liabilities, damages, actions, causes of action and suits, whether known or unknown, which you now have, own or hold, or claim to have, own or hold, or which at any time heretofore, had owned or held, or claimed to have owned or held, or which you at any time hereafter may have, own or hold, or claim to have owned or held against them, based upon, arising out of or in connection with any circumstance, matter or state of fact up to the date of this agreement, including without limitation those based upon or arising out of the termination of your employment and other relationships with the Company, your service as an officer or director of the Company, your compensation while employed by the Company, your stock options or any terms thereof or relating thereto and any of the Company's policies, procedures or requirements. You hereby agree not to file any lawsuit to assert such claims, which include, but are not limited to, any claims for breach of contract, wrongful termination, or age, sex, race, disability or other discrimination under the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967 or other federal, state or local laws prohibiting such discrimination or under any other federal, state or local employment laws.

Mr. Earl R. Lewis
July 10, 2000
Page 4

      YOU UNDERSTAND AND ACKNOWLEDGE THAT YOU HAVE BEEN ADVISED TO SEEK THE ADVICE OF AN ATTORNEY, IF YOU SO CHOOSE, PRIOR TO SIGNING THIS RELEASE AND TO THE EXTENT DESCRIBED HEREIN YOU ARE GIVING UP ANY LEGAL CLAIMS YOU HAVE AGAINST THE COMPANY AND EACH OF ITS RESPECTIVE CURRENT, FORMER OR FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SHAREHOLDERS, LEGAL PREDECESSORS AND SUCCESSORS BY SIGNING THIS RELEASE. YOU FURTHER UNDERSTAND THAT YOU MAY HAVE 21 DAYS TO CONSIDER THIS AGREEMENT, THAT YOU MAY REVOKE IT AT ANY TIME DURING THE SEVEN DAYS AFTER YOU SIGN IT, AND THAT IT WILL NOT BECOME EFFECTIVE UNTIL THE 7-DAY REVOCATION PERIOD HAS PASSED WITHOUT REVOCATION. YOU FULLY UNDERSTAND YOUR RIGHT TO TAKE 21 DAYS TO CONSIDER SIGNING THIS RELEASE AND, AFTER HAVING SUFFICIENT TIME TO CONSIDER YOUR OPTIONS, YOU HEREBY WAIVE YOUR RIGHT TO TAKE THE FULL 21-DAY PERIOD. YOU ACKNOWLEDGE THAT YOU ARE SIGNING THIS RELEASE KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE CONSIDERATION DESCRIBED IN PARAGRAPHS 3, 11 AND 12 HEREOF.

            The Company hereby irrevocably and unconditionally waives, releases, acquits and forever discharges you from any and all claims, liabilities, damages, actions, causes of action and suits, of any nature known to one or more officers or directors of Thermo Electron Corporation (other than you) as of the date of this agreement, which the Company now has, owns or holds, or claims to have, own or hold, or which at any time heretofore, had owned or held, or claimed to have owned or held, or which the Company at any time hereafter may have, own or hold, or claim to have owned or held against you, based upon, arising out of or in connection with any circumstance, matter or state of fact, known to one or more officers or directors of Thermo Electron Corporation (other than you) as of the date of this agreement.

      15. Restriction on Purchase or Sale of Common Stock: You understand that you will no longer be a "Reporting Person," for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, except as to SPLI and FLIR. However, you understand that for a period of six months following the date hereof you are required to report certain transactions pursuant to such rules and regulations on Forms 4 and 5. You are also urged to contact the Corporate Secretary of the Company, Ms. Sandra L. Lambert, should you have any questions regarding compliance with the insider trading regulations under the federal securities laws.

Mr. Earl R. Lewis
July 10, 2000
Page 5


      16. Non-Compete. For the period beginning on the Employment Termination Date and ending on the second anniversary thereof (the "Non-Compete Period"), you shall not, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or consultant, compete or engage in any business that competes, anywhere in the world, with the business of the Company (including SPLI or FLIR). Notwithstanding the foregoing, you may own, solely as an investor, up to 1% of the common stock of any publicly-traded competitor. The parties acknowledge and agree that competitors of the Company as of the date hereof include, without limitation, Agilent, Perkin Elmer, Varian, Waters, Hitachi, Shimadzu, Bio-Rad, Oxford Instruments, Bruker, JEOL and Beckman. Any other business with both annual sales of less than $25,000,000 and a market value of less than $25,000,000 shall be presumed not to compete with the Company. You agree that the duration and geographic scope of this non-competition provision are reasonable. In the event that any court determines that the duration or geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest geographic area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed a series of separate covenants, one for each and every county of each and every state of the U.S. and each and every political subdivision of each and every country outside of the U.S. Further, during the Non-Compete Period, you hereby agree you shall not, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, attempt to induce any employee of the Company to terminate his or her employment with the Company, or hire or caused to be hired any such employee, or attempt to induce any customer or supplier of the Company to terminate its relationship with the Company.

      17. Resignation. You hereby resign effective as of today all of your positions as an officer and director of the Company, except that (i) you may remain a director of SPLI and FLIR and (ii) your resignation as President of Spectra-Physics Holdings USA, Inc. shall be effective July 14, 2000. Notwithstanding the foregoing, you shall remain an employee until October 31, 2000 in accordance with the terms of paragraph 1 above.

      18. Non-Disparagement: You agree that you will continue to support and promote the interests of the Company and that you will not criticize, disparage, defame or in any way comment negatively to anyone about the Company or any of the people or organizations connected with them, or do or say anything that could disrupt the good morale of the employees of the Company or otherwise harm the interests or reputation of the Company and any of the organizations or people connected with them. The Company agrees that it will cause the officers of the Company not to criticize, disparage or defame you or otherwise do or say anything that harms your reputation and that the Company shall be solely responsible for any breach of the provisions in this paragraph 18 by any such officers. Nothing in this provision shall prevent the parties from (i) complying with compulsory

Mr. Earl R. Lewis
July 10, 2000
Page 6

      legal process or otherwise making disclosures in connection with litigation or administrative proceedings, (ii) making such disclosures as are necessary to obtain legal advice, (iii) making disclosures as are required by federal, state or local regulatory authorities, and (iv) making disclosures which by law are required or cannot be prohibited.

      19. Cooperation: You agree to reasonably cooperate with the Company with respect to all matters arising during or related to your employment, including but not limited to cooperation in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement.

      20. Waiver of Jury Trial: Each of the parties hereby expressly, knowingly and voluntarily waives all benefit and advantage of any right to a trial by jury, and each agrees that he or it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, a trial by jury in any action arising in connection with this Agreement.

      21. Company Information and Invention Agreement. You agree to comply with the terms of a Thermo Electron Company Information and Invention Agreement, a copy of which is attached hereto. Such agreement supersedes any prior agreement covering the same subject matter which you may have signed with the Company previously.

      22. Entire Agreement: This letter contains the entire Agreement between you and the Company and supersedes all prior and contemporaneous agreements, communications and understandings, whether written or oral, relating to the subject matter of this letter, including your Executive Retention Agreement, except that your Indemnification Agreement with the Company shall survive in accordance with its terms. This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to choice of law provisions.

      23. Severability: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and replaced with a provision which is enforceable and comes closest to the intent of the parties underlying the unenforceable provision.

      24. Relief: In the event of breach of the provisions of this Agreement by any party, in addition to any other rights that the other parties may have under law or in equity, each party shall have the right to specific performance and injunctive relief, it being acknowledged and agreed that money damages will not provide an adequate remedy. In the event litigation is brought with respect to this Agreement, the prevailing party shall be entitled to recover from the losing party his or its reasonable attorney's fees and expenses.

Mr. Earl R. Lewis
July 10, 2000
Page 7

      25. Successors and Assigns: This Agreement shall be bending upon and inure to the benefit of the parties hereto and their respective successors and assigns, including corporations with which, or into which, the Company may be merged or which may succeed to its respective assets or business; provided, however, that your obligations are personal and may not be assigned.

      26. Amendment: This Agreement may be amended or modified only by a written instrument executed by you and the Company.

      27. Voluntary Agreement: In signing this Agreement, you give the Company assurance that you have signed it voluntarily and with a full understanding of its terms and that you have had sufficient opportunity to consider this Agreement and to consult with anyone of your choosing before signing it. If the terms of this Agreement are acceptable to you, please sign and return it to the undersigned. At the time you sign and return this Agreement, it will take effect as a legally-binding agreement between you and the Company on the basis set forth above.

Date Received by Addressee: August 9, 2000.




                                          THERMO ELECTRON CORPORATION


                                          By:     /s. Anne Pol
                                              --------------------------------
                                          Title:  Senior Vice President


Accepted and Agreed to:

/s. Earl R. Lewis
----------------------

July 12,
2000
Page 1

                               Stock Option Grant
                              (Outstanding Options)

     EARL R LEWIS
     58 FORD RD
     SUDBURY, MA 01776
     SS NUMBER:###-##-####
     DIVISION:   TMO/ OFFICERS - THI


                                        YEAR
  GRANT   GRANTED             DATE      OPT.   VEST.     $        #         #         #
# UN-EX       $ UN-EX          # OUT-
   ID #     BY      TYPE    GRANTED     EXP.   SCHED   PRICE   GRANTED    VESTED
EXERCISE   VESTED        VESTED          STANDING



Thermo Electron Corporation

 21-0045 * TMO  A(B)NQ-R/10 09/25/92    2002   20.02   $12.06    6,750     6,750
0       6,750     $   81,405.00         6,750

 21-0047 * TMO  A(B)NQ-R/10 01/02/93    2003   20.02   $13.91    6,750     6,750
0       6,750     $   93,892.50         6,750

 21-0049 * TMO  A(B)NQ-R/10 04/03/93    2003   20.02   $16.47    6,750     6,750
0       6,750     $  111,172.50         6,750

 21-0061 * TMO  A.NQ/12     12/14/93    2005   10.01   $18.39   22,500    13,500
9,000       4,500     $   82,755.00        13,500

 21-0067   TMO  A.NQ/12     11/28/94    2006   10.01   $20.05   67,500    33,750
20,250      13,500     $  270,675.00        47,250

 21-0152   TMO  A.NQ/5      08/11/98    2003  100.01   $22.46   20,000    20,000
0      20,000     $  449,200.00        20,000

 21-0161 * TMO  A.NQ/7      10/27/98    2005   20.01   $17.56  100,000    20,000
0      20,000     $  351,200.00       100,000

                                                  SUBTOTAL     230,250   107,500
29,250      78,250     $1,440,300.00       201,000

Thermo Electron Corporation ( formerly Metrika Systems Corporation converted on May  2 2000
@ a ratio of 0.465 )

 149-0001  MKA  A.NQ/12     05/23/97    2009   10.01   $32.30    9,290     2,787
0       2,787     $   90,020.10         9,290

Thermo Electron Corporation ( formerly ONIX Systems converted on Apr 12 2000  @ a ratio of
0.436 )

 179-0001  ONX  A.NQ/7      01/21/98    2005   20.01   $32.66   14,545     5,818
0       5,818     $  190,015.88        14,545

Thermo Electron Corporation ( formerly Randers Killam Group Inc. converted on May 15 2000  @
a ratio of 0.241 )

 165-0002  TMO  A.NQ/7      01/21/98    2005   20.01   $16.62      963       385
0         385     $    6,398.70           963

Thermo Electron Corporation ( formerly Thermedics Detection Inc. converted on Apr 12 2000  @
a ratio of 0.388 )

 158-0003  TMO  A.NQ/7      01/21/98    2005   20.01   $24.65      775       310
0         310     $    7,641.50           775

Thermo Electron Corporation ( formerly Thermo BioAnalysis Corporation converted on Apr 19
2000  @ a ratio of 1.469 )

 89-0002 * THI  A.NQ/12     09/21/95    2007   10.01    $6.81   11,016     4,406
4,406           0     $        0.00         6,610

 89-0005 * THI  A.NQ/12     06/21/96    2008   10.01    $8.17   62,424    24,970
24,970           0     $        0.00        37,454

                                                SUBTOTAL        73,440    29,376
29,376           0     $        0.00        44,064


July 12,
2000
Page 2

                               Stock Option Grant
                              (Outstanding Options)

     EARL R LEWIS
     58 FORD RD
     SUDBURY, MA 01776
     SS NUMBER:###-##-####
     DIVISION:   TMO/ OFFICERS - THI

                                        YEAR
  GRANT   GRANTED             DATE      OPT.   VEST.     $        #         #         #
# UN-EX       $ UN-EX          # OUT-
   ID #     BY      TYPE    GRANTED     EXP.   SCHED   PRICE   GRANTED    VESTED
EXERCISE   VESTED        VESTED          STANDING



Thermo Electron Corporation ( formerly Thermo Information Solutions Inc. converted on Sep 23
1999  @ a ratio of 0.699 )

 154-0005 * TMO A.NQ/5      01/21/98    2008   20.01   $14.32      698       279
0         279     $    3,995.28           698

Thermo Electron Corporation ( formerly Thermo Instrument Systems Inc. ( formerly Thermo V converted on Jun 30 2000
@ a ratio of 0.850 )

 170-0002 * VIZ A.NQ/7      12/05/97    2004   20.01   $13.25   14,166     5,666
0       5,666     $   75,074.50        14,166

Thermo Electron Corporation ( formerly Thermo Instrument Systems Inc. ( formerly ThermoSp converted on Jun 30 2000
@ a ratio of 0.850 )

 60-0002 *  THS A.NQ/12     10/26/94    2006   10.01    $8.37   59,779    29,890
0      29,890     $  250,179.30        59,779

Thermo Electron Corporation ( formerly Thermo Instrument Systems Inc. converted on Jun 30
2000  @ a ratio of 0.850 )

 63-0003 *  THI A.NQ/12     12/16/93    2005   10.01   $15.70  119,531    71,719
26,384      45,335     $  711,759.50        93,147

 63-0011    THI B1.NQ/12    07/11/97    2009  100.10   $30.93   53,125         0
0           0     $        0.00        53,125

 63-0017    THI A.NQ/7      01/06/99    2006   20.01   $17.37  127,500    25,500
0      25,500     $  442,935.00       127,500

                                                SUBTOTAL       300,156    97,219
26,384      70,835     $1,154,694.50       273,772

Thermo Electron Corporation ( formerly Thermo Optek Corporation converted on May 11 2000  @
a ratio of 0.830 )

 104-0008   TOC A1.NQ/12    04/11/96    2008  100.11   $12.61   83,042         0
0           0     $        0.00        83,042

 104-0009   TOC A.NQ/12     04/11/96    2008   18.01   $12.61  103,803    46,711
46,711           0     $        0.00        57,092

                                                SUBTOTAL       186,845    46,711
46,711           0     $        0.00       140,134

Thermo Electron Corporation ( formerly Thermo Power Corporation converted on Oct 28 1999  @
a ratio of 0.923 )

 62-0012 *  THP A.NQ/7      05/27/98    2005   20.01   $12.28    9,230     3,692
0       3,692     $   45,337.76         9,230

Thermo Electron Corporation ( formerly Thermo Sentron Inc. converted on Apr  4 2000  @ a ratio of 0.775 )

 120-0001   TMO A.NQ/12     03/11/96    2008   10.01   $18.07    1,550       620
0         620     $   11,203.40         1,550

Thermo Electron Corporation ( formerly ThermoQuest Corporation converted on May 11 2000  @ a ratio of 0.941 )


July 12,
2000
Page 3

                               Stock Option Grant
                              (Outstanding Options)

     EARL R LEWIS
     58 FORD RD
     SUDBURY, MA 01776
     SS NUMBER:###-##-####
     DIVISION:   TMO/ OFFICERS - THI

                                        YEAR
  GRANT   GRANTED             DATE      OPT.   VEST.     $        #         #         #
# UN-EX       $ UN-EX          # OUT-
   ID #     BY      TYPE    GRANTED     EXP.   SCHED   PRICE   GRANTED    VESTED
EXERCISE   VESTED        VESTED          STANDING



 36-0001    THI A.N/12      02/08/96    2008   10.01   $13.82   47,057    18,823
18,823           0     $        0.00        28,234

 34-0007    TMQ A.NQ/12     07/14/97    2009   10.01   $16.73   70,586    14,117
0      14,117     $  236,177.41        70,586

                                                SUBTOTAL       117,643    32,940
18,823      14,117     $  236,177.41        98,820

Thermo Fibergen Inc.

 136-0003 * TMO A.NQ/12     09/12/96    2008   10.01   $10.00    2,000       600
0         600     $    6,000.00         2,000

Thermo Trilogy Corporation

 130-0001 * TMO A.NQ-R/5    01/21/98    2003  100.04    $8.25    2,000         0
0           0     $        0.00         2,000

ThermoLase Corporation

 94-0002    TMO A.NQ/12     11/28/95    2007   10.01   $22.75    5,000     2,000
0       2,000     $   45,500.00         5,000

ThermoLyte Corporation

 91-0003 *  TMO A.NQ-R/12   03/11/96    2008  100.09   $10.00    2,000         0
0           0     $        0.00         2,000

ThermoTrex Corporation

 163-0001 * TMO A.NQ/10     01/21/98    2003   25.01    $7.82    1,023       512
0         512     $    4,003.84         1,023

Trex Medical Corporation

 110-0001   TXM A.NQ/12     03/26/96    2008   10.01   $11.00   40,000    16,000
8,000       8,000     $   88,000.00        32,000

                 COMPANY INFORMATION AND INVENTION AGREEMENT

      In consideration and as a condition of my employment, or if now employed, the continuation of my employment by Thermo Electron Corporation or a subsidiary thereof (hereinafter collectively called the "Company") and the compensation paid therefor:

   1. I agree not to disclose to others or use for my own benefit during my employment by the Company or thereafter any trade secrets or Company private information pertaining to any of the actual or anticipated business of the Company or any of its customers, consultants, or licensees acquired by me during the period of my employment, except to such an extent as may be necessary in the ordinary course of performing my particular duties as an employee of the Company.

   2. I agree not to disclose to the Company, or to induce the Company to use, any confidential information or material belonging to others.

   3. I understand that the making of inventions, improvements, and discoveries is one of the incidents of my employment, or that if not I may nonetheless make inventions while employed by the Company, and I agree to assign to Thermo Electron Corporation or its nominee my entire right, title, and interest in any invention, idea, device, or process, whether patentable or not, hereafter made or conceived by me solely or jointly with others during the period of my employment by the Company in an executive, managerial, planning, technical, research, engineering, or other capacity and which relates in any manner to the business of the Company, or relates to its actual or planned research or development, or is suggested or results from any task assigned to me or work performed by me for or in behalf of the Company, except any invention or idea which cannot be assigned by the Company because of a prior agreement with NONE effective until __________________________ (give name and date or write "none").

   4. I agree, in connection with any invention, idea, device, or process covered by paragraph 3:

      a) To disclose it promptly in writing to the proper officers or attorney of the Company.

      b) To execute promptly, on request, patent applications and assignments thereof to Thermo Electron or its nominees and to assist the Company in any reasonable manner to enable it to secure a patent therefor in the United States and any foreign countries, all without further compensation except as provided herein.

   5. I further agree that all papers and records of every kind relating to any invention or improvement included with the terms of the Agreement, which shall at any time come into my possession shall be the sole and exclusive property of the Company and shall be surrendered to the Company or upon request at any other time either during or after the termination of such employment.

   6. I further agree that the obligations and undertakings stated above in paragraph 4b shall continue beyond the termination of my employment by the Company, but if I am called upon to render such assistance after the termination of my employment, then I shall be entitled to a fair and reasonable per diem in addition to reimbursement of any expenses incurred at the request of the Company.

   7. I agree to identify in an attachment to this Agreement all inventions or ideas related to the business or actual or planned research or development of the Company in which I have right, title, or interest, and which were conceived either wholly or in part by me prior to my employment by the Company but neither published nor filed in the U.S.
      Patent and Trademark Office.

   8. I understand that this Agreement supersedes any agreement previously executed by me relating to the disclosure, assignment and patenting of inventions, improvements, and discoveries made during my employment by the Company. This Agreement shall inure to the benefits of the successors and assigns of the Company and shall be binding upon my heirs, assigns, administrators, and representatives.

   9. I understand that this Agreement does not apply to an invention which qualifies fully under the provisions of any statute or regulation which renders unenforceable the required assignment or transfer of certain inventions made by an employee such as, but not limited to, Section 2870 of the California Labor Code.


                                             /s/ Earl R. Lewis
                                             -----------------------------------
                                             Employee

                                             August 9, 2000
_______________________                      -----------------------------------
Witness                                      Date

                                             THERMO ELECTRON CORPORATION

                                             By:  /s/ Seth H. Hoogasian
_______________________                      -----------------------------------
Witness                                      Vice President and General Counsel

                                             August 9, 2000
                                             -----------------------------------
                                             Date